Exhibit 99.1


Howard W. Robin                                 Amy Sullivan
President & CEO                                 Senior Vice President
Ribozyme Pharmaceuticals, Inc.                  Noonan Russo Presence
303-449-6500                                    415-677-4455 ext. 219




        RIBOZYME PHARMACEUTICALS SIGNS AGREEMENT TO SECURE $48 MILLION IN
            FINANCING TO SUPPORT THE DEVELOPMENT OF RNAI THERAPEUTICS


BOULDER, CO - FEBRUARY 12, 2003 - Ribozyme Pharmaceuticals, Inc. (RPI) (Nasdaq:
RZYM) announced today that it has entered into a definitive agreement for the sale of $48 million in common stock and warrants to purchase common stock to The Sprout Group, Venrock Associates, Oxford Bioscience Partners, Techno Venture Management and Granite Global Ventures. The financing will support RPI's RNA interference (RNAi) therapeutic development platform, which will be the centerpiece of the company's future activities.

RNAi is a mechanism used by the body to regulate the expression of genes and the replication of viruses. This mechanism is mediated by small interfering RNA molecules. RPI has shown that it can use stabilized small interfering RNA molecules to down-regulate the expression of many genes without affecting other genes. Using this RNA expertise, RPI is developing RNAi-based therapeutics that selectively target disease-causing genes and viruses. Harnessing the natural process of RNAi holds the potential to create a new class of drugs with unrivalled specificity toward a wide range of diseases. The journal SCIENCE recently voted the discovery of small RNA molecules, and their role in RNA interference, the 2002 scientific Breakthrough of the Year.

"In the last 18 months we have expanded our leadership position in nucleic acid technology and developed a powerful RNAi therapeutic platform," commented Howard
W. Robin, President and CEO of RPI. "This infusion of funding by prominent venture capital firms is an endorsement of our work in RNAi. The proceeds of this financing will be used to accelerate our research programs to expeditiously advance products to the clinic. The recent surge in interest in RNAi, exemplified by several key scientific publications, further emphasizes the potential of this rapidly advancing technology. Upon completion of this financing and consistent with our new vision for the company, RPI will change its name to reflect our focus on the development of RNAi-based therapeutics."

Dr. Douglas Fambrough of Oxford Bioscience Partners said, "Because of its potential for treating disease, RNAi is perhaps the most important molecular biology discovery of the last decade. This investment in RPI's internal skills and capabilities puts them in an ideal position to realize the goal of bringing RNAi-based therapeutics to the market."

The investors will have the right to appoint four designees to RPI's Board of Directors. These appointments, along with their stock ownership, will provide the investors with a controlling interest in the company.

Raymond James & Associates, Inc. served as the financial advisor to RPI for this transaction.

The issuance of the securities is subject to approval by RPI's stockholders and to the satisfaction of a number of closing conditions. In addition to approving the terms of the private placement, RPI stockholders will be asked to approve a number of other matters, including a reverse stock split, a name change, and an increase in shares authorized for option issuances and employee benefit programs. RPI intends to obtain stockholder approval by April 30, 2003.

In connection with the transaction, RPI also has agreed to offer existing stockholders non-transferable rights to purchase up to $5 million of newly issued common stock at the same purchase price paid by the investors. This offering will permit existing stockholders to increase their participation in the company's future.

THE RIGHTS OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS FILED AS PART OF A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY ANY OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT HAS BEEN FILED AND BECOME EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

ABOUT RPI
RPI is a biotechnology company leveraging its expertise in nucleic acid technology to develop and commercialize products that target human diseases. RPI's primary focus is to develop therapeutics based on a nucleic acid program called ribonucleic acid interference, or RNAi. In addition, with its partner Chiron, RPI is developing an RNA-based therapeutic product, ANGIOZYME(R), an anti-angiogenic agent in Phase II development for the treatment of metastatic colorectal cancer. The company also has expertise in oligonucleotide manufacturing and an important diagnostic technology platform that could create additional sources of revenue and capital. To date, RPI has established strategic corporate relationships with Archemix Corporation, atugen AG, Chiron Corporation, Elan Corporation, Fujirebio, and Geron Corporation. RPI is listed on the Nasdaq National Market under "RZYM." Additional company information can be found at WWW.RPI.COM.

ABOUT THE SPROUT GROUP
The Sprout Group is one of the oldest and largest venture capital firms in the U.S. Since 1969, Sprout has helped finance more than 300 companies with combined sales exceeding $40 billion and currently manages $3 billion in committed capital. With offices in Menlo Park and New York, Sprout focuses on helping to grow companies in the healthcare technology and information technology sectors. Sprout's healthcare team is actively investing in medical devices, biopharmaceutical, life sciences tools and life sciences software companies at all stages of growth. Representative examples include: Adolor, Affymax, Deltagen, Focus Technologies, Intrinsic Therapeutics, NxStage Medical, Pathology Partners, Phase Forward, Picoliter, Prometheus, Spiration, Spotfire, TolerRx, Vasca and Visiogen. Sprout Group is a venture capital affiliate of Credit Suisse First Boston. For further information on the Sprout Group, please visit our web site at HTTP://WWW.SPROUTGROUP.COM.


ABOUT OXFORD BIOSCIENCE PARTNERS
Oxford Bioscience Partners is a premier life science venture capital firm providing equity financing to start-up companies in the bioscience and healthcare industries. They have extensive operating management experience in the U.S. and abroad and have played a key role in the founding of a number of successful bioscience ventures. The general partners of Oxford currently manage venture funds with combined committed capital of more than $800 million. For additional information, please visit the Oxford Bioscience Partners website at WWW.OXBIO.COM.

ABOUT VENROCK ASSOCIATES
Venrock Associates was founded as the venture capital arm of the Rockefeller Family and today continues a six-decade tradition of funding entrepreneurs and establishing successful, enduring companies. Venrock has a distinguished history of investing in early stage companies in information technology and healthcare. The firm has made over 270 investments over the past 30 years and has an established track record of identifying and supporting promising early stage, technology-based enterprises. For further information regarding Venrock Associates, please visit WWW.VENROCK.COM.

ABOUT TECHNO VENTURE MANAGEMENT
Techno Venture Management (TVM), founded in 1983, is one of the first venture capital firms formed in Germany, and a leader in transatlantic venture investments with offices in Munich and Boston. In total TVM manages investment capital of Euro 1 billion. Current investments are made out of the fifth fund generation. TVM has always had a focus on information technology and life sciences, high growth sectors where innovation, effective management and sound financial backing have enormous impact on company growth. TVM funds have made investments in more than 200 technology and life science companies in Europe and the United States. A pivotal objective of the firm is to create transnational businesses that enjoy access to science, management talent and capital on both sides of the Atlantic. For further information regarding TVM, please visit WWW.TVMVC.COM.

ABOUT GRANITE GLOBAL VENTURES
Granite Global Ventures is a mid to later stage venture firm sponsored by Venrock Associates, Economic Development Board of Singapore and U.S. Bancorp Piper Jaffrey. Granite Global's capabilities and resources meet the needs of growth stage companies with its team's highly relevant skills in growth stage investing, its ability to help companies expand globally and its virtual capital markets team, which can assist in preparing companies for public markets. For additional information regarding Granite Global Ventures, please visit WWW.GGVC.COM.

This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include actions by the U.S. Food and Drug Administration, technological advances, ability to obtain rights to technology, ability to obtain and enforce patents, ability to commercialize and manufacture products and general economic conditions. These and additional risk factors are identified in the company's Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings.